Tidal Trust II 485BPOS

Exhibit 99(d)(xxx)(i)

FIRST AMENDMENT TO THE

SUB-ADVISORY ADVISORY AGREEMENT

This First Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of August 15, 2023, by and between Toroso Investments, LLC (the “Adviser”) and Newfound Research LLC (the “Sub-Adviser”).

BACKGROUND:

WHEREAS, the Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of January 30, 2023(the “Agreement”); and

WHEREAS, the parties desire to supplement Schedule A to the Agreement with the addition of the following series:

●	Return StackedTM U.S. Stocks & Managed Futures ETF.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TOROSO INVESTMENTS, LLC

By:	/s/ Dan Carlson
Name:	Dan Carlson
Title:	Chief Financial Officer

Newfound Research LLC

By:	/s/ Corey Hoffstein
Name:	Corey Hoffstein
Title:	Chief Investment Officer

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Amended and Restated Schedule A

to the

Sub-Advisory Agreement

by and between

Toroso Investments, LLC

and

Newfound Research LLC

(August 15, 2023)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Return StackedTM Bonds & Managed Futures ETF	0.04%	February 7, 2023	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
Return StackedTM Global Stocks & Bonds ETF	0.04%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
Return StackedTM U.S. Stocks & Managed Futures ETF	0.04%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None

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